UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015
 _______________________________________
ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 950
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On March 12, 2015, Enable Midstream Partners, LP ("Enable") made the following disclosures available on its website at http://investors.enablemidstream.com/governance/charters pursuant to Rule 303A.03 of the New York Stock Exchange Listed Company Manual:

Executive Sessions.  To promote open discussion among the non-management directors of our board and among the independent directors of our board, our Corporate Governance Guidelines provide that the non-management directors will meet separately in executive session periodically and that the independent directors will meet separately in executive session at least once a year.  Currently, the chairman of the board of directors presides at the executive sessions of the non-management directors and the chairman of the audit committee presides at the executive sessions of the independent directors.

Communications with the Board.  Unitholders and other interested parties that wish to communicate with members of our board of directors, including the chairman of the board, the non-management directors individually or as a group, or the independent directors individually or as a group, may send correspondence to them in care of the General Counsel by mail to PO Box 24300, Oklahoma City, Oklahoma 73124-0300 or by email to gc@enablemidstream.com.

Enable will include these disclosures in its future Annual Reports on Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel,
Secretary, and Chief Ethics & Compliance
Officer

Date: March 13, 2015